UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2003

WorldCom, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	0-11258	58-1521612
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22001 Loudoun County Parkway, Ashburn, Virginia	20147
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 886-5600

Item 5. Other Events.

Press Release

On May 19, 2003, WorldCom, Inc., d/b/a MCI, (the “Company”) issued a press release announcing a proposed settlement with the Securities and Exchange Commission regarding a civil penalty to be imposed for the Company’s past accounting practices. The proposed settlement would require the Company to pay a civil penalty of $1.510 billion, to be satisfied by payment of $500 million upon the effective date of the Company’s emergence from Chapter 11 protection. The proposed settlement must be approved by the U.S. District Court for the Southern District of New York and the U.S. Bankruptcy Court for the Southern District of New York. The District Court issued an order which, among other things, established a procedure inviting interested parties to submit comments on the proposed settlement on or before June 6, 2003. On June 11, 2003, the District Court will hold a status conference with the parties and, therefore, will not approve a settlement before that date. A copy of this press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated May 19, 2003

Cautionary Statement Regarding Forward-Looking Statements

This document may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to the Company’s bankruptcy proceedings and matters arising out of pending class action and other lawsuits and ongoing internal and government investigations relating to the previously announced restatements of its financial results. More detailed information about those factors is contained in the Company’s filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDCOM, INC. (Registrant)

By:	/s/ Michael H. Salsbury
Name: Michael H. Salsbury Title: General Counsel and Secretary

Dated: May 20, 2003

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated May 19, 2003